UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 4, 2012
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Enterprise Financial Services Corp (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on June 5, 2012 (the "Original Filing") under Items 5.02 and 5.07 disclosing the approval by the Company's stockholders of the Company's Annual Incentive Plan and the results of shareholder voting on proposals submitted for approval at the Company's annual stockholders' meeting on June 4, 2012. Item 5.02 of the Original Filing inadvertently omitted disclosure of the stockholders' approval of an amendment to the Company's Stock Plan for Non-Management Directors. This amendment is filed to correct Item 5.02 of the Original Filing to disclose such amendment and to add applicable exhibits.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2012, the stockholders of Enterprise Financial Services Corp (the “Company”), upon recommendation of the Board of Directors, approved the Company's Annual Incentive Plan (the “Annual Incentive Plan”). The Annual Incentive Plan provides annual cash awards of performance-based compensation to key employees.

A summary of the material features of the Annual Incentive Plan is set forth in the Company's definitive Proxy Statement dated April 24, 2012 (the “Proxy Statement”) under the caption “APPROVAL OF THE ANNUAL INCENTIVE PLAN - (Proposal E),” which description is incorporated herein by reference. A copy of the Annual Incentive Plan can be found in Appendix B to the Proxy Statement and is incorporated herein by reference. The summary of the Annual Incentive Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Annual Incentive Plan.

In addition, on June 4, 2012, the stockholders of the Company approved an amendment to the Company's Stock Plan for Non-Management Directors, increasing the number of shares of the Company's common stock available for issuance under such plan by 100,000 shares, to a total of 200,000 shares.

A summary of the material features of the Stock Plan for Non-Management Directors is set forth in the Proxy Statement under the caption “APPROVAL OF AMENDMENT OF THE STOCK PLAN FOR NON-MANAGEMENT DIRECTORS - (Proposal D),” which description is incorporated herein by reference. A copy of the Stock Plan for Non-Management Directors can be found in Appendix A to the Proxy Statement and is incorporated herein by reference. The summary of the Stock Plan for Non-Management Directors contained herein and in the Proxy Statement are qualified in their entirety by reference to the full text of the Stock Plan for Non-Management Directors.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of the Company was held on June 4, 2012. The following proposals were submitted by the Board of Directors to a vote of the Company's stockholders and the final results of the voting on each proposal is noted below. Proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. There was no solicitation in opposition to management's nominees or proposals.

All nominees for Directors were elected with the following votes cast:

	ELECTION OF DIRECTORS*

	For	Withheld	Broker Non-Votes
Peter F. Benoist	11,897,982	163,924	2,664,339
Michael A. DeCola	11,929,754	132,152	2,664,339
William H. Downey	11,898,982	162,924	2,664,339
John S. Eulich	11,558,448	503,458	2,664,339
Robert E. Guest, Jr.	11,509,201	552,705	2,664,339
Judith S. Heeter	11,930,206	131,700	2,664,339
Lewis A. Levey	11,463,426	598,480	2,664,339
Birch M. Mullins	11,868,625	193,281	2,664,339
James J. Murphy, Jr.	11,900,504	161,402	2,664,339
Brenda D. Newberry	11,549,568	512,338	2,664,339
John M. Tracy	11,948,004	113,902	2,664,339
Sandra A. Van Trease	11,464,850	597,056	2,664,339
*Vote tally for Directors is reported on a non-cumulative basis.

Proposal A, concerning the ratification of the appointment of Deloitte & Touche, LLP as the Company's independent registered public accounting firm for fiscal year 2012 was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
14,178,105	545,019	3,121	—

Proposal B, an advisory (non-binding) vote on the Company's executive compensation was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
11,847,894	191,667	22,345	2,664,339

The Company is obligated to submit its executive compensation to such advisory vote on an annual basis pursuant to the rules governing the Company's participation in the Capital Purchase Program administered by the U.S. Department of the Treasury, therefore, the Company did not conduct a vote on the frequency of such shareholder advisory votes as would otherwise be required by Section 14A(a)(2) of the Securities Exchange Act of 1934.

Proposal C, concerning the ratification of the performance measures in the Company's 2002 Stock Incentive Plan was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
11,723,728	318,597	19,581	2,664,339

Proposal D, concerning the amendment to the Company's Stock Plan for Non-Management Directors was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
11,724,996	287,253	49,657	2,664,339

Proposal E, concerning the approval of the Company's Annual Incentive Plan was approved by the stockholders with the following votes cast:

For	Against	Abstain	Broker Non-Votes
11,690,863	349,839	21,204	2,664,339

Item 9.01.      Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Annual Incentive Plan (incorporated by reference to Appendix B to the Company's Proxy Statement filed on April 23, 2012).*

10.2	Stock Plan for Non-Management Directors (incorporated by reference to Appendix A to the Company's Proxy Statement filed on April 23, 2012).*

99.1	Description of the Annual Incentive Plan (incorporated by reference to pages 32 and 33 of the Company's Proxy Statement filed on April 23, 2012).

99.2	Description of the Stock Plan for Non-Management Directors (incorporated by reference to pages 30 and 31 of the Company's Proxy Statement filed on April 23, 2012).

* Represents management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	June 6, 2012	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller